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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 31, 2005, except as to Notes 8 and 13, the date of which is August 3, 2005, and Note 1 (Reverse Stock Split and Conversion of Preferred Stock), the date of which is September 27, 2005, in the Registration Statement on Form S-1 (No.333-125517) and related Prospectus of Electro-Optical Sciences, Inc.




/s/ Eisner LLP
New York, New York
October 11, 2005